FORM **BCA 2.10** (rev. Dec. 2003)
ARTICLES OF INCORPORATION
Business Corporation Act

Jesse White, Secretary of State
Department of Business Services
Springfield, IL 62756
Telephone (217) 782-9522
(217) 782-6961
http://www.cyberdriveillinois.com

CP0503517

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SEE NOTE 1 TO DETERMINE FEES! FILED: JAN 7, 2004

Filing Fee: $150.00 Franchise Tax $ 25.00 Total $ 175.00 File # 63285609 Approved: PHS

Submit in duplicate — Type or Print clearly in black ink — Do not write above this line

1. CORPORATE NAME: Covenant Bancshares, Inc.

(The corporate name must contain the word "corporation", "company," "incorporated," "limited" or an abbreviation thereof.)

2. Initial Registered Agent: James M. Kane

First Name *Middle Initial* *Last name*

Initial Registered Office: 222 North LaSalle Street, Suite 2600

Number *Street* *Suite #* *(A P.O. BOX ALONE IS NOT ACCEPTABLE)*

Chicago IL 60601 Cook

City *ZIP Code* *County*

3. Purpose or purposes for which the corporation is organized:
(If not sufficient space to cover this point, add one or more sheets of this size.)

The transaction of any or all lawful businesses for which corporations may be incorporated under the Illinois Business Corporation Act of 1983, as amended.

4. Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

Class	Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Therefor
Common	1,000,000	100	$ 1,000
		TOTAL = $	1,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are: None
(If not sufficient space to cover this point, add one or more sheets of this size.)

C-162.23 (over)

5. *OPTIONAL:* (a) Number of directors constituting the initial board of directors of the corporation: ________.
(b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

Name	Address	City, State, ZIP

6. *OPTIONAL:*
(a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be: $________
(b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be: $________
(c) It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be: $________
(d) It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be: $________

7. *OPTIONAL:* *OTHER PROVISIONS* SEE ATTACHMENT HERETO
Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8. **NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)**

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated January 7, 2004
(Month & Day) *Year*

Signature and Name	Address
1. [signature] *Signature*	1. 222 North LaSalle Street, Suite 2600 *Street*
James M. Kane, Incorporator *(Type or Print Name)*	Chicago, Illinois 60601 *City/Town* *State* *ZIP Code*
2. ________ *Signature*	2. ________ *Street*
________ *(Type or Print Name)*	________ *City/Town* *State* *ZIP Code*
3. ________ *Signature*	3. ________ *Street*
________ *(Type or Print Name)*	________ *City/Town* *State* *ZIP Code*

(Signatures must be in **BLACK INK** on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by a duly authorized corporate officer. Type or print officer's name and title beneath signature.

Note 1: Fee Schedule
The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this State. (Minimum initial franchise tax is $25)

The filing fee is $150

The minimum total due (franchise tax + filing fee) is $175.

Note 2: Return to:

________ (Firm name)
________ (Attention)
________ (Mailing Address)
________ (City, State, ZIP Code)

ATTACHMENT TO THE ARTICLES OF INCORPORATION OF

COVENANT BANCSHARES, INC.

ARTICLE SEVEN

INDEMNIFICATION

The corporation shall indemnify, to the full extent that it shall have the power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The words "liabilities" and "expenses" shall include, without limitations: liabilities, losses, damages, judgments, fines, penalties, amounts paid in settlement, expenses, attorneys' fees and costs. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any by-law, statute, agreement, vote of shareholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

The corporation may purchase and maintain insurance on behalf of any person referred to in the preceding paragraph against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article or otherwise.

For purposes of this Article, reference to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation, as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

The provisions of this Article shall be deemed to be a contract between the corporation and each director or officer who serves in any such capacity at any time while this Article and the relevant provisions of the Illinois Business Corporation of 1983, as amended, or other applicable law, if any, are in effect, and any repeal or modification of any such law or of this Article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts.

For purposes of this Article, references to "other enterprises", shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the corporation.

ARTICLE EIGHT

DENIAL OF CUMULATIVE VOTING

No holder of shares of the corporation shall have any cumulative voting rights in the election of directors of the corporation or in any other circumstances.

ARTICLE NINE

BOARD OF DIRECTORS

No director of the corporation shall be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (a) for any breach of the director's duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or that involve intentional misconduct of a knowing violation of law, (c) under Section 8.65 of the Illinois Business Corporation Act of 1983, as amended (805 ILCS 5/8.65 1992), or (d) for any transaction from which the director derived an improper personal benefit.

The provisions of this Article shall be deemed to be a contract between the corporation and each director or officer who serves in any such capacity at any time while this Article and the relevant provisions of the Illinois Business Corporation Act of 1983, as amended, or other applicable law, if any, are in effect, and any repeal or modification of any such law or of this Article shall not effect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts.

File Number 6328-560-9

STATE OF ILLINOIS
OFFICE OF THE SECRETARY OF STATE

To all to whom these Presents Shall Come, Greeting:

I, Jesse White, Secretary of State of the State of Illinois, do hereby certify that

THE FOREGOING AND HERETO ATTACHED IS A TRUE AND CORRECT COPY, CONSISTING OF 04 PAGES, AS TAKEN FROM THE ORIGINAL ON FILE IN THIS OFFICE FOR COVENANT BANCSHARES, INC..*****

In Testimony Whereof, *I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, this* 3RD *day of* MARCH *A.D.* 2008 .

Jesse White

SECRETARY OF STATE

Authentication #: 0806300911
Authenticate at: http://www.cyberdriveillinois.com